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                                                                    Exhibit 10.1


                                                                October 16, 2001


                            DEALER MANAGER AGREEMENT

William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Dear Sirs:

      MCSi, Inc., a Maryland corporation ("PARENT"), proposes to make an offer to exchange shares of common stock, without par value (the "PARENT SHARES"), of Parent for all of the outstanding shares of common stock, without par value (the "SHARES"), that it does not own of Zengine, Inc., a Delaware corporation (the "COMPANY"). Such exchange offer, as it may be amended or supplemented from time to time, including any extension thereof, is hereinafter referred to as the "EXCHANGE OFFER."

      As soon as practicable on the date of commencement of the Exchange Offer, Parent shall have filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement on Form S-4 (the "OFFER REGISTRATION STATEMENT") to register the Parent Shares to be issued pursuant to the Exchange Offer and the subsequent merger of the Company with and into Parent. The Offer Registration Statement will include a preliminary prospectus (the "PRELIMINARY PROSPECTUS") containing the information required under Rule 14d-4(b) promulgated under the Securities Exchange Act of 1934 (as amended, and including the rules and regulations thereunder, the "1934 ACT"). As soon as practicable on the date of commencement of the Exchange Offer, Parent shall have filed with the Commission a Tender Offer Statement on Schedule TO (as amended from time to time, including the several exhibits thereto that will be identified therein, the "SCHEDULE") with respect to the Exchange Offer, which will contain or incorporate by reference all or part of the Preliminary Prospectus and the form of the related Letter of Transmittal (the "LT"). The Schedule, the LT, the Offer Registration Statement, the Preliminary Prospectus, all statements and other documents filed or to be filed by or on behalf of the Company or Parent with any federal or state regulatory authority relating to the Exchange Offer (including without limitation the prospectus filed as part of the Offer Registration Statement at the time of its effectiveness) and all other documents (including press releases, advertisements and other communications, whether created or released prior to or after the execution of this Agreement) as Parent or the Company authorizes for use in connection with the solicitation of exchanges of the Shares, as amended or supplemented from time to time, are each hereinafter referred to as an "EXCHANGE OFFER DOCUMENT" and are collectively referred to as the "EXCHANGE OFFER DOCUMENTS." The making of the Exchange Offer, the exchange for the Shares pursuant thereto and all acts and transactions related or incidental thereto or contemplated by the Preliminary Prospectus, including the execution and delivery of this Agreement and the performance of the respective parties' obligations hereunder, are hereinafter referred to collectively as the "EXCHANGE OFFER TRANSACTIONS."

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      Parent and the Company have entered into an Agreement and Plan of
Reorganization (the "REORGANIZATION AGREEMENT"), dated as of October 4, 2001, providing, among other things, for the making of the Exchange Offer and for a subsequent merger of the Company with and into Parent (the "MERGER"), pursuant to which each outstanding Share (other than Shares owned by Parent or any of its subsidiaries, Shares held in the Company's treasury, and Shares held by stockholders who perfect dissenters' rights under Delaware law) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and non-assessable Parent Shares equal to the Exchange Ratio, as defined in the Reorganization Agreement. All agreements (including, but not limited to, the Reorganization Agreement) relating to the Merger and all other statements and other documents to be filed with any federal or state regulatory authority relating to the Merger and such other documents as the Company or Parent authorizes for use in connection with the Merger are each hereinafter referred to as a "MERGER DOCUMENT" and are collectively referred to as the "MERGER DOCUMENTS." The Merger Documents, together with the Exchange Offer Documents, are hereinafter collectively referred to as the "ACQUISITION DOCUMENTS." The Exchange Offer Transactions and the Merger are hereinafter collectively referred to as the "ACQUISITION."

1.    Appointment, Fees and Expenses.

      A. You are hereby appointed to act as sole Dealer Manager (you being sometimes hereinafter referred to in that capacity as "DEALER MANAGER") with respect to the Exchange Offer. You agree that after you are advised by Parent of the commencement of the Exchange Offer, you will use reasonable efforts as Dealer Manager to solicit exchanges of Shares pursuant to the Exchange Offer and to communicate with brokers, dealers, commercial banks and trust companies (each a "DEALER") with respect to the Exchange Offer in accordance with your customary practice. You and Parent agree that in communicating with Dealers or soliciting or obtaining exchanges, you shall not be deemed to be acting as the agent of Parent or any of its affiliates and neither Parent nor any of its affiliates shall be deemed to be acting as your agent. In soliciting or obtaining exchanges, you shall not be deemed for any purpose to act as a partner or joint venturer or a member of a syndicate or group with Parent or any of its affiliates in connection with the Exchange Offer, any exchange for the Shares or otherwise. No Dealer is to be deemed to be acting as your agent or as the agent of Parent, and you are not to be deemed the agent of any Dealer. The Parent shall have sole authority for the acceptance or rejection of any and all exchanges.

      B. As compensation for your services as Dealer Manager, Parent agrees to pay you as Dealer Manager a fee equal to $0.05 per Share tendered, not withdrawn and accepted pursuant to the Exchange Offer. The obligation of Parent to pay you the fees set forth in this Agreement shall be in addition to, and not by way of limitation of, any fees payable to you pursuant to the letter agreement dated September 11, 2001 (the "ENGAGEMENT LETTER") between Parent and you relating to the Acquisition.

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      C.    Without limiting the provisions of the Engagement Letter
            regarding the reimbursement of expenses, Parent agrees to pay or reimburse you as Dealer Manager and your affiliates and Dealers and other nominees for all expenses incurred by any of them in respect of (i) all expenses incurred in connection with the preparation, printing, filing, mailing and publishing of all documents pertaining to the Exchange Offer, including all Exchange Offer Documents, (ii) all fees and expenses of the Exchange Agent and the Information Agent referred to in the Preliminary Prospectus paid by you, (iii) all advertising charges in connection with the Exchange Offer and (iv) all other reasonable and documented out-of-pocket expenses incurred by you in connection with the Exchange Offer or your services as Dealer Manager hereunder (including all reasonable and documented fees and disbursements of counsel to be retained by you) (unless in any such case such expenses have been charged to Parent in accordance with the Engagement Letter). All payments to be made by Parent pursuant to this paragraph C shall be made promptly after receipt of an invoice from you.

      D. Parent shall be liable for (i) the expenses set forth in Section 1.C. and for (ii) its indemnity obligations to you and the other persons indemnified under Section 6 hereof, whether or not the Exchange Offer is commenced or Parent or any of its affiliates acquires any Shares pursuant to the Exchange Offer or otherwise, regardless of whether you withdraw as Dealer Manager as permitted hereunder (which withdrawal shall be without any liability or penalty to you) and regardless of whether this Agreement is eventually terminated.

2.    COVENANTS OF PARENT.  Parent hereby further agrees that:

      A. Prior to and during the period of the Exchange Offer, except upon reasonable prior notice to you and after giving reasonable consideration to you and your counsel's comments, Parent will not use, permit the use of or file with any governmental or regulatory agency any Exchange Offer Document other than in, and will make no amendments or supplements to or material changes in or additions to any Acquisition Document from, the form last furnished to you and to your counsel. In the event that Parent uses or permits the use of or files with any governmental or regulatory agency any material in contravention of the foregoing, or in respect of which you or your counsel has made comments but which comments have not resulted in a response satisfactory to you and your counsel, you shall be entitled to withdraw as Dealer Manager without any liability or penalty to you, and you shall remain entitled to receive the payment of all fees (except as set forth in the immediately following sentence) and expenses to which you are entitled under this Agreement and the Engagement Letter. If you withdraw as Dealer Manager for any reason under this Agreement: (i) prior to the commencement of the tender offer, you shall not be entitled to any fees; (ii) after the commencement of the tender but before the expiration of the tender offer, you shall be entitled only to fees relating to Shares tendered prior to the date of your withdrawal and which are subsequently accepted; (iii) after the expiration of the

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            tender offer but before the effective date of the merger, you shall be entitled only to fees relating to Shares tendered and accepted by Parent; or (iv) after the effective date of the merger, you shall be entitled to fees relating to all Shares accepted by Parent. If you withdraw as Dealer Manager, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after receipt of an invoice from you.

      B. Prior to and during the period of the Exchange Offer, Parent will advise you promptly after Parent receives notice or becomes aware of (1) the happening of any event, or the discovery of any fact, which it believes would require the making of any change in any Exchange Offer Document then being used or would affect the truth or correctness of any material statement, representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact, (2) the happening of any event which could cause Parent to withdraw, rescind or terminate the Exchange Offer or would permit Parent to exercise any right not to exchange Shares tendered thereunder, (3) any proposal or requirement to amend or supplement any Exchange Offer Document or any other filing required by the 1934 Act or to make any filing pursuant to any other applicable law, (4) the issuance by the Commission or any state or other federal authority of any formal comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, Parent will furnish you with a copy thereof), (5) any material developments in connection with the Exchange Offer or the registration of Parent Shares related thereto, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer and (6) any other information relating to the Exchange Offer that you may reasonably request. Parent will file and disseminate, as required, any and all necessary amendments to the Exchange Offer Documents and will promptly furnish to you true and accurate copies of each such amendment upon the filing thereof.

      C. Parent agrees to furnish you with as many copies as you may reasonably request of the final forms of the Exchange Offer Documents and you are authorized to use copies of the final forms of the Exchange Offer Documents. Parent will cause you to be provided with any cards or lists they may receive from the Company showing the names and addresses of, and the number of Shares held by, the holders of Shares as of a recent date and will endeavor to cause you to be advised from day to day during the period of the Exchange Offer as to any transfers of record of the Shares known to Parent. Parent has appointed, and authorizes you to communicate with, Registrar and Transfer Company, in its capacity as Exchange Agent, and MacKenzie Partners, Inc., in its capacity as Information Agent, in connection with the Exchange Offer and has instructed the Exchange Agent to advise you at least daily as to such matters as you may reasonably request.

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3.    CONDITIONS TO YOUR OBLIGATIONS.  Your obligations hereunder shall at all times be subject to the following conditions:

A. All representations, warranties and other statements of Parent contained herein are now, and at all times during the period of the Acquisition shall be, true and correct in all material respects, and Parent at all times until consummation of the Acquisition shall have performed all of its obligations hereunder theretofore to be performed. You shall have a reasonable period of time after discovering or being informed of a breach of the condition in the preceding sentence to elect whether to continue as Dealer Manager.

      B. No stop order, restraining order or denial of an application for approval shall have been issued and no litigation relating to the Exchange Offer, the Exchange Offer Documents, the Merger (except for appraisal proceedings under Delaware law), the Merger Documents or this Agreement shall have been commenced or threatened by or before any agency, court or other governmental or regulatory body of any jurisdiction which you, in good faith after consultation with Parent, believe makes it inadvisable for you to continue to act as Dealer Manager.

4. REPRESENTATION, WARRANTIES AND AGREEMENT OF PARENT. Parent hereby represents, warrants and agrees as follows:

      A. No Exchange Offer Document contains or will contain any untrue statement of any material fact or omits or will omit any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, provided that the foregoing representation and warranty as it relates to statements or omissions concerning the Company is limited to the knowledge of Parent, and provided further that Parent is not making any representation or warranty with respect to any statements contained in, or any matter omitted from, the Exchange Offer Documents in reliance upon and in conformity with written information furnished to Parent by you or on your behalf expressly for use therein.

      B. The Exchange Offer Transactions do not and will not violate the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 ACT"), the 1934 Act, or any other statute, regulation or other law of the United States or of any state or other jurisdiction thereof or any judgments, orders or decrees applicable to Parent or any affiliate thereof relating to the Exchange Offer Documents or the Exchange Offer, and Parent has complied, and will continue to comply, in all material respects, with the 1933 Act, the 1934 Act and all other statutes, regulations and other laws (including, if applicable, Regulations U, T, G and X promulgated by the Federal Reserve Board) of the United States and any state or other jurisdiction thereof or any judgments, orders or decrees applicable to Parent or any affiliate thereof relating to the Exchange Offer Documents or the Acquisition. All consents, approvals, authorizations, permits, filings or notifications of, to or with any governmental or regulatory authority

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            required to be obtained or made in connection with the
            consummation by Parent of the Exchange Offer Transactions will have been obtained or made, and all statutory or regulatory waiting periods will have elapsed, prior to the exchange for the Shares under the Exchange Offer and, in connection with the consummation by Parent of the Merger, will have been obtained or elapsed prior to the consummation of the Merger.

      C. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland. Parent has all necessary corporate power and authority to transact all business conducted by it, to enter into the Agreement and perform its respective obligations hereunder and to effect and consummate the Exchange Offer Transactions. The execution and delivery of this Agreement, and the performance by Parent of its obligations under this Agreement and in connection with the Exchange Offer Transactions, have been validly authorized by all necessary corporate action on the part of Parent and, to the extent applicable, any affiliate thereof. This Agreement and the Reorganization Agreement have been validly executed and delivered by Parent, and, assuming the due authorization, execution and delivery hereof by Dealer Manager, are legal and binding obligations of Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principals of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      D. Upon commencement of the Exchange Offer, Parent will file with the Commission the Schedule pursuant to Rule 14d-3 promulgated by the Commission under the 1934 Act, a copy of which Schedule (including the documents required by Item 12 thereof to be filed as exhibits thereto), in the form in which it is to be so filed, will be furnished to you promptly upon the filing thereof.

      E. The Schedule and other Exchange Offer Documents, as so filed, will comply in all materials respects with the provisions of the 1934 Act.

      F. Except as set forth in the Preliminary Prospectus, Parent has no knowledge of any material fact or information concerning Parent or any of its subsidiaries, or the operations, assets, conditions (financial or otherwise), or prospects of Parent or any of its subsidiaries, which under applicable law is required to be disclosed in the Preliminary Prospectus and which has not been, is not being, or will not be, so disclosed in the Preliminary Prospectus.

      G. The Exchange Offer Transactions and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement do not and will not (i) conflict with or violate the charter or by-laws of Parent, (ii) conflict

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            with or violate any order, judgment or decree applicable to
            Parent or by which any property or asset of Parent is bound, or
            (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which Parent, or any of its subsidiaries or affiliates, is a party or by which any of them or any of their respective properties or assets is bound.

      H. Parent is not, nor will be as a result of the consummation of the Exchange Offer, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

      I. Except as expressly disclosed in the Preliminary Prospectus, no authorization, approval, order, exemption or other action of the Commission or any other regulatory, administrative or other governmental or public body or court of the United States or of any state or other jurisdiction thereof is required in connection with the Acquisition, and no stop order, restraining order or denial of any application for approval has been issued or proceedings, litigation or investigation initiated or, to the best of Parent's knowledge, threatened, with respect to the Acquisition before the Commission or any other regulatory, administrative or other governmental or public body or any court.

      J. On the date of commencement of the Exchange Offer, Parent will have registered, or arranged to register, sufficient available Parent Shares, and will have authority to use such Parent Shares under applicable law, to exchange for all Shares properly tendered pursuant to the Exchange Offer, in accordance with the terms and subject to the conditions of the Exchange Offer, and Parent hereby agrees to exchange such Parent Shares for all properly tendered Shares promptly, in accordance with the terms and subject to the conditions of the Acquisition Documents. Parent has, or has arranged to obtain, sufficient available funds, and has authority to use such funds under applicable law, to pay, in accordance with the terms and subject to the conditions of the Exchange Offer, any and all fees and expenses for which Parent is responsible under the Acquisition Documents.

5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE DEALER MANAGER. As Dealer Manager, you hereby represent, warrant and agree a follows:

      A. You are a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and have all necessary limited liability company power and authority to transact all business conducted by you and to enter into this Agreement and perform your obligations hereunder; and the execution and delivery of, and the performance by you of your obligations under,

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            this Agreement have been duly and validly authorized by all necessary limited liability company action.

      B. You will not disseminate to customers or Dealers any written material for, or in connection with, the Exchange Offer other than one or more of the Exchange Offer Documents.

      C. Your acceptance of this Agreement has been duly executed and delivered and, assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes your valid and legally binding Agreement, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles limiting the right to obtain specific performance or other similar equitable relief.

6.    Indemnification and Contribution.

      A. Without limiting or duplicating the terms and provisions of the indemnification agreement entered into in connection with the Engagement Letter, Parent agrees to indemnify and hold harmless you and your affiliates, the respective principals, directors, officers, agents and employees of you and your affiliates and each other person, if any, controlling you or any of your affiliates, any Dealer and each of your respective successors and assigns, (collectively, the "INDEMNIFIED PERSONS"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them which are related to or arise out of (1) any untrue statement or alleged untrue statement of any material fact in any Exchange Offer Document, (2) any omission or alleged omission to state any material fact required to be stated in any Exchange Offer Document or necessary to make the statements in any Exchange Offer Document, in the light of the circumstances under which they were made, not misleading, (3) any breach or alleged breach by Parent of its representations, warranties and agreements contained in this Agreement or any Exchange Offer Document, to the extent applicable, (4) any failure to commence or any withdrawal, termination or cancellation of, the Acquisition and any failure to exchange any Shares properly tendered under the Exchange Offer for any reason whatsoever, or (5) in any other respect, the Exchange Offer or your engagement hereunder or in connection therewith. Parent shall not, however, be obligated to indemnify any such Indemnified Person under this Section 6 in any such case (x) to the extent, and only to the extent, that any such loss, claim, damage, liability or expense is attributable to claims arising out of, or based upon, any untrue statement of any material fact in any Exchange Offer Document or any omission to state any material fact required to be stated in any Exchange Offer Document, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, if, in any such case, such statement or omission was made in any Exchange Offer Document in reliance upon and in conformity with written information prepared by you or any Indemnified Person or on your behalf or on behalf of any

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            Indemnified Person and furnished by you or any Indemnified Person or on your behalf or on behalf of any Indemnified Person to Parent specifically for inclusion in such Exchange Offer
            Document, and (y) in the case of a claim for indemnity under clause (5) above, with respect to any claim, loss, damage, expense or liability that arises primarily out of, or is based primarily upon, any action, or failure to take action, by you or any Indemnified Person (other than any action, or failure to take action, at the request or with the consent of, or in conformity with actions taken or omitted to be taken by, Parent) that is finally judicially determined to have resulted primarily from the
            (i) knowing and willful violation of applicable law, regulation or rule of the National Association of Securities Dealers, Inc.
            or the Nasdaq Stock Market, (ii) gross negligence or (iii) willful misconduct, of such Indemnified Person. No Indemnified Person shall have any liability to Parent for or in connection with your engagement hereunder except for such liability for losses, claims, damages, liabilities or expenses incurred by Parent for or in connection with your engagement hereunder which is finally judicially determined to have resulted primarily from the (i) knowing and willful violation of applicable law, regulation or rule of the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, (ii) gross negligence or (iii) willful misconduct, of such Indemnified Person.

      B. After receipt by an Indemnified Person of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Person will promptly notify us in writing of such complaint or of the commencement of such action or proceeding, but failure to so notify us will relieve us from any liability which we may have hereunder only if, and to the extent that, such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability that we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to you and the payment of the fees and disbursements of such counsel. In the event, however, such Indemnified Person reasonably determines in its judgment (after consultation with counsel) that having common counsel would present such counsel with a conflict of interest or if the defendants in, or targets of, any such action or proceeding include both an Indemnified Person and Parent, and such Indemnified Person reasonably concludes (after consultation with counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to Parent, or if we fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Indemnified Person, in either case in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and Parent will pay the reasonable and documented fees and disbursements of such counsel; provided, however, that we will not be required to

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            pay the fees, disbursements and costs of more than one separate counsel (in addition to any local counsel) for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which we assume, the Indemnified Person will have the right to participate in such litigation and to retain its own counsel at such Indemnified Person's own expense. Parent further agrees that we will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you or any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of you and each other applicable Indemnified Person hereunder from all liability arising out of such claim, action suit or proceeding. Parent shall not be liable for any settlement of any litigation or proceeding effected without the written consent of Parent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, Parent agrees, subject to the provisions of this Section 6, to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Parent agrees to notify you promptly of the assertion of any claim in connection with the Acquisition against any of its officers or directors or any person who controls Parent within the meaning of Section 20(a) of the 1934 Act.

      C. Parent agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is held by a court to be unavailable for any reason other than as specified in the second sentence of paragraph A of this Section 6, then (whether or not you are the Indemnified Person), Parent and the Indemnified Person will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and of the Indemnified Person, on the other hand, as well as any other relevant equitable considerations; provided, however, that in any event, the aggregate contribution of all Indemnified Persons, including you, to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder will not exceed the amount of fees actually received by you from us pursuant to your engagement hereunder. It is hereby agreed that for purposes of this paragraph C that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.

      D. Parent hereby agrees to reimburse you and any other Indemnified Person hereunder for all expenses (including reasonable and documented fees and disbursements of counsel), from time to time, as they are incurred by you or such other Indemnified Person in connection with investigating, preparing for or defending, or providing evidence in, any pending or threatened action, claim, suit

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            or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you or any other Indemnified Person is a party) and in enforcing this Agreement (unless and until it is finally judicially determined that Parent is not liable hereunder for such expenses).

      E. Parent's indemnity, contribution, reimbursement and other obligations under this Agreement shall be in addition to any liability that Parent may otherwise have, at common law or otherwise. Solely for purposes of enforcing this Agreement, we hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to, or which may give rise to a claim for indemnification or contribution under, this Agreement is brought against you or any other Indemnified Person.

7.    Miscellaneous.

      A. This Agreement has been, and is, made solely for the benefit of you, Parent, the other indemnified persons referred to in Section 6 hereof and your and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under, or by virtue of, this Agreement. You shall not have any liability or obligation to Parent for any act or omission of any Dealer or person employed by Parent, and, except as otherwise set forth herein, you undertake no obligation to Parent other than for the performance of your express representations, warranties and agreements hereunder.

      B. The representations, warranties, agreements and indemnities of Parent contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of you or Parent, whether or not such investigation, if diligently made, would have disclosed facts upon which any breach of representation, warranty or agreement is or may be based or indemnification sought, and shall survive the exchange by Parent (or any affiliate of Parent) for Shares pursuant to the Exchange Offer and the consummation of the Acquisition, any withdrawal, termination or cancellation of, or failure to commence, the Exchange Offer (whether or not Shares are exchanged or this Agreement is eventually terminated) or the Merger for any reason whatsoever, and any withdrawal by you as Dealer Manager and financial advisor pursuant to any provision of this Agreement, in each such case until a period of three (3) years after the expiration of the applicable statute of limitations (it being agreed and understood that the aforementioned expiration shall have no effect whatsoever on any indemnification claim made to Parent prior to such expiration).

      C. This Agreement shall be deemed made in Illinois. This Agreement and all controversies arising from or relating to performance under this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to Illinois' rules concerning conflicts of laws. Solely for purposes of enforcing this Agreement, each of the parties hereto hereby

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            (i) irrevocably consents to personal jurisdiction and venue in any court in Cook County, Illinois or any Federal court sitting in the Northern District of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any of the agreements or transactions contemplated hereby, which is brought by or against such parties, (ii) agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (iii) waive the defense of an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provide by law. Each of the parties hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in paragraph E of this Section 7, such service to become effective ten (10) days after such mailing. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION HEREWITH IS HEREBY WAIVED.

      D. So long as the economic or legal substance of the Exchange Offer and the agreements contained herein are not affected in any manner adverse to you, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      E. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by facsimile or by registered or certified mail (postage prepaid; return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

            (a)  if to Dealer Manager:

                  William Blair & Company, L.L.C.
                  222 West Adams Street
                  Chicago, Illinois 60606
                  Telephone:  (312) 236-1600
                  Facsimile:  (312) 368-9418
                  Attention:  Samuel J. Tinaglia or Brett L. Paschke

            With a copy to (which shall not constitute notice):

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                  Sidley Austin Brown & Wood
                  Bank One Plaza
                  Chicago, Illinois 60603
                  Telephone:  (312) 853-7785
                  Facsimile:  (312) 853-7036
                  Attention:  Larry A. Barden


            (b)   if to Parent:

                  MCSi, Inc.
                  4750 Hempstead Station Drive
                  Dayton, Ohio 45429
                  Telephone:  (937) 291-8282
                  Facsimile.: (937) 291-8250
                  Attention:  Michael Peppel


            With a copy to (which shall not constitute notice):

                  Elias, Matz, Tiernan & Herrick LLP
                  734 15th Street, N.W.
                  Washington, D.C. 20005
                  Telephone:  (202) 347-0300
                  Facsimile:  (202) 347-2172
                  Attention:  Jeffrey A. Koeppel

            All notices and other communications shall be deemed to have been duly given on (i) the date of delivery if delivered personally, (ii) five (5) days following posting if transmitted by mail or (iii) the date of transmission if sent by facsimile with telephone confirmation of receipt, whichever shall first occur.

      F. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      G. This Agreement, together with the Engagement Letter and the indemnification agreement entered into in connection therewith, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parities, or any of them, with respect to the subject matter hereof.

      H. This Agreement may not be amended except in writing signed by each party to be bound thereby.

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      I.    This Agreement may be executed in counterparts, each of which together shall be considered a single document. This Agreement shall be binding upon the Dealer Manager and Parent and their respective successors and assigns.


                              Very truly yours,

                              MCSi, Inc.


                         By:      /s/ IRA H. STANLEY
                              -------------------------------------------------
                              Name:   Ira H. Stanley
                              Title:  Vice President -- Chief Financial Officer






Accepted and agreed as of the date first above written:

WILLIAM BLAIR & COMPANY, L.L.C.

By       /s/ MARK BRADY
    ----------------------------------
   Name:     Mark Brady
   Title:    Principal





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